UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report May 27, 2016

Commission File Number:   001-37464

Cemtrex Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

30-0399914
(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735
(Address of principal executive offices)

(631) 756-9116
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On April 11, 2016, Cemtrex, Inc (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Chardan Capital Markets, LLC (“Chardan”), pursuant to which the Company would issue and sell shares of its common stock from time to time through Chardan as the Company’s sales agent. The issuance and sale of shares by the Company under the Equity Distribution Agreement, if any, would have been subject to the effectiveness of the Company’s shelf registration statement on Form S-3, as filed with the Securities and Exchange Commission on April 12, 2016.

On May 17, 2016 the Company withdrew its Form S-3 registration statement that it filed with the SEC on April 12, 2016 after determining it was unlikely the Company would meet the eligibility requirements. The Registration Statement did not become effective and no securities under the Registration Statement were sold.

On May 23, 2016 the Company and Chardan agreed that the registration statement withdrawal met the conditions for termination of the Equity Distribution Agreement and accordingly the Equity Distribution Agreement was terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date: May 27, 2016	By:	/s/ Saagar Govil
Name: Saagar Govil Title: CEO